UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ	08628
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2014, Antares Pharma, Inc. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended September 30, 2014. The full text of such press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific references in such filing.

Item 7.01 Regulation FD Disclosure.

As previously announced, the Company will conduct a conference call today, Thursday, November 6, 2014 at 8:30 a.m. ET to discuss results and highlights of the third quarter 2014. A web cast of the conference call will be available on the “Investors” section of the Company’s web site beginning at 8:30 a.m. ET on Thursday, November 6, 2014 and will remain available for future review until November 21, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 6, 2014, issued by Antares Pharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date: November 6, 2014	By:	/s/ Robert F. Apple
	Name:	Robert F. Apple
	Title:	Executive Vice President, acting Chief Financial Officer

EXHIBIT INDEX

Exhibit

Exhibit No.	Description

99.1	Press Release, dated November 6, 2014, issued by Antares Pharma, Inc.